FEDERATED ENERGY CORPORATION
3939 Royal Drive, Suite 226
Kennesaw, GA 30144

JOINT VENTURE CONTRACT AND OPERATING AGREEMENT

GLASS PROJECT
ROGERS COUNTY, OKLAHOMA

14 WELL RE-WORK PROJECT

1. This shall acknowledge the receipt of consideration in the amount of $210,000 in accordance with the payment schedule set forth in Exhibit A for the purchase of 75% Working Interest in the Glass Project as described in the attached Exhibit C (Assignment of Oil and Gas Leases) as, Southeast Half Southeast Quarter (S/2 SE/4), Section 17, Township 24 North, Range 17 East in Rogers County, Oklahoma. The working interest and well interest percentages to this contract are set forth in Exhibit A which is a part of this contract.

From: New Western Oil Corporation *(hereinafter referred to as "Second Party")*

Address: 75 Bunsen, Ste. 208

City: Irvine State: California Zip: 92618

Home/Business Phone: (949) 435-0977 Email: haris.bqh@newwesternenergy.com

Second Party and Federated Energy Corporation *(hereinafter referred to as "Operator")* agree as follows:

2. Operator agrees to re-work fourteen (14) oil wells in the Bartlesville formation, including acid frac and or other stimulation procedure(s), and put into production all wells deemed to be of commercial value.

3. Second Party agrees to pay it's pro-rata share (based on percentage ownership) of the expense of the operation and maintenance of the wells in addition to the same pro-rata share of any work-over operation required for the wells, such as service or replacement parts as needed. A fee totaling One Hundred Fifty ($150) per well, per month for basic operation and maintenance shall be levied among the Working Interest owners. Second

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party will be offered, on a first right of refusal basis, the opportunity to participate in any future wells drilled on said lease.

4. The Operator covenants to keep the location free and clear of liens and encumbrances arising out of operations and to provide reasonable amounts of insurance, as required by State Regulations. The Operator shall be liable to the Second Party for gross negligence or intentional acts, which may prove to be proximate of any loss to Second Party. Any loss which may be caused by an Act of God (Force Majeure) or cause by any force or reason beyond the control of the Operator shall not create any liability upon either party beyond its proportionate share of any well location or ownership. In the event of such loss, both parties agree to pay their proportionate share of liability from the proceeds of oil and /or gas sale from the subject well to settle claims or losses as a result of the operations of the properties. All rights and obligations of this contract shall be assumed by any Third Party receiving Second Party's Working Interest through assignment or transfer.

5. The Second Party does hereby constitute and appoint the Operator and its attorney in fact, to negotiate and contract for the sale of oil and/or gas, and to receive and disburse proceeds for sale, and to make all operational decisions relative to well development and operations, including well and lease substitutions, when it is deemed in the best interest to the success of the project.

6. This project is offered on a "fixed-cost" turnkey basis to the Second Party. This places the open-end risk on the Operator, rather than the Second Party. In the event total costs of the project overruns the contributions of the Second Party, Operator agrees to pay all overrun cost at no additional cost to the Second Party. In the event total costs of the project are less than the contributions of the Second Party, the excess shall be retained by the Operator as profit.

7. The Second Party shall have access to the project lease at all reasonable times for the purpose of inspection and observation.

8. The Second Party hereto agrees and accepts the conditions of the Joint Venture and Operating Agreement and further acknowledges the numerous risks involved in an investment in this project. Second Party further acknowledges it can withstand the total loss of an investment in this project without causing a change in lifestyle.

9. This Agreement embodies the entire Agreement between the parties hereto and supersede any and all prior negotiations or agreements in regard hereto. No alteration to this Agreement shall be binding unless in writing and signed by the parties hereto.

10. All well ownership interest purchased by second party will be recorded in his/her name and said interest will be paid directly to second party and to Operator by the accounting firm known as Stotts, Barclay, Pettus, Whippel, Littleton, and Reut, PC after it receives the sales proceeds from the refinery. Proceeds to be paid according to Exhibit "A" as attached. Operator agrees to provide each owner with a separate accounting for their individual items of income, deductions, depreciation and depletion. Second Party, upon

15 days notice to Operator, may inspect the books and records relating to the operation of this Joint Venture project, at all reasonable times.

11. Any disputes under this Agreement shall be submitted for binding arbitration with cost of such arbitration to be split as determined by the arbitrator. If one of the parties refuses to submit and participate in binding arbitration, then a lawsuit forcing binding arbitration can be filed in a court of equity and all cost for such lawsuit and binding arbitration shall be paid by the refusing party.

The Operator and Second Party have read and understand all the items 1-11 and the attached Exhibit "A" and hereby accept and agree to all terms and conditions therein, this 21st day of May, 2009.

SECOND PARTY:
NEW WESTERN OIL CORPORATION

____
Haris Baha, President

____
Social Security or Tax ID Number

OPERATOR:
FEDERATED ENERGY CORPORATION

____
Rick Wilkins, Vice-President

EXHIBIT "A"

Payment Consideration. The Second Party shall pay the Operator for a 75% working interest in the Glass Project the sum of $210,000 payable as follows: $50,000 upon execution of this Agreement (as already paid by Second Party to Operator per Exhibit "B" attached). The rest to be paid as follows: $25,000 by May 29th, $25,000 by June 8th, $25,000 by June 22nd, $25,000 by July 6th, $25,000 by July 20, $25,000 by August 3rd. And, final payment of $10,000 by August 17th

Services Provided by Operator. Operator will provide all management, professional services, outside contractors, equipment, and materials to re-work, equip and acid frac fourteen (14) wells to the Bartlesville formation. Upon completion of re-work and acid frac of said wells, operator will provide all necessary equipment, materials, and manpower to complete and put into production all wells deemed to be of commercial value.

Operator will provide all labor, materials, professional services, and equipment to accomplish the work set forth in this agreement for the lump sum price of $210,000.

Right of First Refusal. Each holder of interest will be offered, on a first right of refusal basis, to participate in any future development of this lease.

Project Interest Table:

	Working Interest	Net Revenue Interest
Investor	75%	60.94%
Federated	25%	20.31%
Mineral Owners	0%	18.75%
TOTALS	100%	100%

NEW WESTERN OIL CORPORATION

Haris Baha, President

FEDERATED ENERGY CORPORATION

Rick Wilkins, Vice-President

ASSIGNMENT OF CONTRACT

For value received, Federated Energy Corporation, a Tennessee corporation ("Assignor"), hereby assign all of its right, title, and interest in and to the Joint Venture Contract and Operating Agreement entered into by and between Assignor and New Western Oil Corporation, dated May 21, 2009 ("Glass Contract") to RC Oil Co., Inc., an Oklahoma corporation ("Assignee"). A true and correct copy of the Glass Contract is attached hereto marked as Exhibit "1" and incorporated herein by this reference as though fully set forth.

By this Assignment, Assignor hereby delegates to Assignee all of Assignor's duties and obligations of performance of the Glass Contract.

By accepting this Assignment, Assignee agrees to assume and perform all duties and obligations that Assignor has under the Glass Contract, as if Assignee had been an original party to the Glass Contract. Assignee further agrees to indemnify and hold Assignor harmless from any liability for performance or nonperformance of the Glass Contract.

Inurement

This Assignment shall inure to the benefit of, and shall be binding upon, the assigns, the successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

Amendment

No modifications or amendments to this agreement shall be valid unless in writing and executed by both parties hereto.

Severability

If any term or provision of this agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this agreement permitted by law.

Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Executed this 1st day of September, 2009, at Kennesaw, Georgia

"ASSIGNOR": Federated Energy Corporation

Rick Wilkins, Vice- President

"ASSIGNEE": RC Oil Co., Inc.

Rick Wilkins, President

Agreed to and Approved this
1st day of September, 2009

New Western Oil Corporation

Haris Baha, President

ASSIGNMENT OF CONTRACT

For value received, New Western Oil Corporation, a Nevada corporation ("Assignor"), hereby assign all of its right, title, and interest in and to the Joint Venture Contract and Operating Agreement entered into by and between Assignor and Federated Energy Corporation, dated May 21, 2009 ("Glass Contract") to New Western Energy Corporation, a Nevada corporation] ("Assignee"). A true and correct copy of the Glass Contract is attached hereto marked as Exhibit "1" and incorporated herein by this reference as though fully set forth.

By this Assignment, Assignor hereby delegates to Assignee all of Assignor's duties and obligations of performance of the Glass Contract.

By accepting this Assignment, Assignee agrees to assume and perform all duties and obligations that Assignor has under the Glass Contract, as if Assignee had been an original party to the Glass Contract. Assignee further agrees to indemnify and hold Assignor harmless from any liability for performance or nonperformance of the Glass Contract.

Inurement

This Assignment shall inure to the benefit of, and shall be binding upon, the assigns, the successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

Amendment

No modifications or amendments to this agreement shall be valid unless in writing and executed by both parties hereto.

Severability

If any term or provision of this agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this agreement permitted by law.

Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of California.

Executed this 15th day of September, 2009, at Irvine, California

"ASSIGNOR": New Western Oil Corporation

Haris Baha, President

"ASSIGNEE": New Western Energy Corporation

Javan Khazali, President

Agreed to and Approved this
15th day of September, 2009

RC Oil Co., Inc.

Rick Wilkins, President